POWER OF ATTORNEY
I hereby constitute and appoint each of Brian Gavin and
Peter Koffler, signing singly, my
true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in my capacity as a trustee , officer or other reporting person of Blackstone Alternative Alpha Fund or
Blackstone Alternative
Alpha Master Fund, each a Massachusetts business trust,
(each, a "Fund"), Forms
3,4 and 5 in accordance with Section 16(a)
 of the Securities Exchange Act of
1934, as amended, and the rules thereunder,
 and Section 30(h) of the Investment
Company Act of 1940, as amended;
(2) to do and perform any and all acts for
 and on my behalfthat may be necessary or
desirable to complete and execute any such
Form 3, 4 or 5 to and timely file such
Form with the United States Securities and
Exchange Commission (the "SEC");
(3) do and perform any and all acts for and
on behalf of the undersigned that may be
necessary or desirable to file for Access Codes
to the SEC EDGAR System,
including but not limited to the completion, execution
and timely delivery of a
statement of authentication to the Commission in order
to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type whatsoever
in connection with the foregoing
which, in the opinion of such attorney-in-fact, may
be to my benefit, in my best
interest, or that I am legally required to do, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant
to this Power of Attorney
shall be in such form and shall contain such terms and
conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.
I hereby grant to each such attorney-in-fact full power
and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any
of the rights and powers herein granted, as fully to all
intents and purposes as I might or could do
if personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the
rights and powers herein granted. I acknowledge that
the attorneys-in-fact, in serving in such
capacity at my request, are not assuming, nor is any Fund assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended, and the rules
thereunder, and Section 30(h) of the Investment Company Act
 of 1940, as amended.
This Power of Attorney shall remain in full force and effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of and transactions in Fund securities, unless I
earlier revoke it in a signed writing delivered to the
 attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power of Attorney
 to be executed as of this
14th day of February, 2012.
/s/ Michael B. Purvis
Signature
Michael B. Purvis
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